UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2020 (August 5, 2020).

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 5, 2020, 2U, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,800,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $45.50 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days from the date of the Underwriting Agreement, to purchase up to 1,020,000 additional shares of Common Stock at the public offering price, less the underwriting discount.

The Company estimates that the proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses payable by the Company, will be approximately $299.7 million (or approximately $344.8 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock). The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, the Company has not designated any specific uses and has no current agreement with respect to any acquisition or strategic transaction.

The Offering is expected to close on or about August 10, 2020, subject to customary closing conditions. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-227546), filed with the Securities and Exchange Commission on September 26, 2018, including the prospectus contained therein, and a prospectus supplement filed with the Securities and Exchange Commission .

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued by the Company in the Offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not and shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any offer, solicitation or sale of such shares, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of August 5, 2020, between 2U, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, Inc.

	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
Date: August 10, 2020	Title:	Chief Financial Officer